                                                                      EXHIBIT 12

                         R.R. DONNELLEY & SONS COMPANY

                               ----------------

                          STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                             THREE MONTHS ENDED
                                                               MARCH 31, 1994
                                                             ------------------
Earnings
  Earnings before income taxes..............................      $62,935
  Interest expense..........................................       11,728
  One-third of the Company's operating leases (see note
   below)...................................................        5,067
  Amortization of capitalized interest......................        1,560
                                                                  -------
  Earnings available for fixed charges......................      $81,290
                                                                  =======
Fixed Charges
  Interest expense..........................................      $11,728
  Capitalized interest......................................        2,000
                                                                  -------
  Interest incurred.........................................       13,728
  One-third of the Company's operating leases (see note
   below)...................................................        5,067
                                                                  -------
  Total fixed charges.......................................      $18,795
                                                                  =======
  Ratio of Earnings to Fixed Charges........................         4.33
                                                                  =======

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Note: Management estimates one-third of current year operating lease payments to be the interest factor of such rentals.